                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    meVC Draper Fisher Jurvetson Fund I, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Millenco, L.P.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     ...........................................................................
     2)  Aggregate number of securities to which transaction applies:

     ...........................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ...........................................................................
     4)  Proposed maximum aggregate value of transaction:

     ...........................................................................
     5)  Total fee paid:

     ...........................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

     1)   Amount Previously Paid:  ............................................
     2)   Form, Schedule or Registration Statement No.:........................
     3)   Filing Party:  ......................................................
     4)   Date Filed:  ........................................................

The material in this filing represents the material contained on the website www.mevcshareholders.com as of February 11, 2003, other than documents that are otherwise filed with the SEC on EDGAR. All additional material which is placed on the website subsequent to February 11, 2003 that constitutes proxy solicitation material will be separately filed with the SEC. The list of documents on the website is revised to reflect the documents that are added to the website.

                              meVCshareholders.com
              a website for shareholders of MVC Capital (NYSE:MVC)
                        sponsored by Millennium Partners

ABOUT THIS SITE

Since MVC Capital's inception in early 2000, the Fund's Board has delivered sub-par performance and continuously demonstrated contempt for shareholders. Millennium Partners, the largest stockholder of MVC, has been fighting to help shareholders take back control -- and maximize the value -- of the long mismanaged and under-performing Fund. Please visit these pages often to learn more about the latest news and what you can do as a shareholder to protect your investment and enact change at MVC.

LATEST NEWS

On January 31, Millennium Partners announced that it had proposed a slate of seven nominees to replace the existing MVC Capital Board and outlined its proposals for enhancing the value of the Fund for all MVC Shareholders.

See Press Release
See Proxy Statement Cover Letter
See Proxy Statement
See Presentation to Shareholders

BARRON'S

MVC ADVENTURE - SEC TAKES A CLOSER LOOK
February 10, 2003

The battle for MVC Capital, the closed-end fund once known as meVC, is getting nastier. As last week's Fund of Information column detailed, shareholders at MVC Capital's Feb. 28 annual meeting will choose from two slates seeking control of the fund's board. Leading one slate is CEO John Grillos; heading the other is Robert Knapp, a managing director at New York-based Millennium Partners. See full story.

LITTLE VENTURED - THE BATTLE FOR CONTROL OF THE ONLY CLOSED-END VENTURE CAPITAL FUND HEATS UP

JOHN GRILLOS MIGHT WANT to spruce up his resume. Grillos is the CEO at MVC Capital, a struggling closed-end fund better known by its original name, meVC Draper Fisher Jurvetson Fund I, or simply meVC. See full story.

ABOUT MILLENNIUM PARTNERS

Millennium Partners, L.P. is a $3 billion multi-strategy private investment fund managed out of New York City. Millennium has been a significant owner in MVC Capital since 2000, with over one million shares, and has spent the past two years committed to effecting change at MVC and returning value to the Fund's shareholders.

         HOME | PRESS RELEASES | SHAREHOLDER LETTERS | MEDIA COVERAGE |
                     SEC FILINGS | COURT ORDER | CONTACT US

THIS SITE IS MANAGED AND MAINTAINED BY CITIGATE SARD VERBINNEN ON BEHALF OF MILLENNIUM PARTNERS, L.P.

IMPORTANT NOTICE

AFTER REVIEWING THE FOLLOWING NOTICE, CLICK BELOW TO CLOSE THIS WINDOW >>
-------------------------------------------------------------------------

THE FOLLOWING DISCLOSURES ARE MADE PURSUANT TO RULE 14a-12 OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934:

     o To the extent the material on this website may be considered a "solicitation," as defined by SEC regulations, such solicitation is being made by Millenco, L.P., a Delaware limited partnership, which is a broker-dealer and member of the American Stock Exchange. The general partner of Millenco is Millennium Management, LLC, a Delaware limited liability company. The sole manager of Millennium Management, LLC is Israel A. Englander. The principal office of Millenco, Millennium and Mr. Englander is 666 Fifth Avenue, New York, New York 10103.

     o Millenco is the owner of 1,125,500 shares of common stock of MVC Draper Fisher Jurvetson I, Inc. (d/b/a MVC Capital) (the "Fund"), representing 6.9% of the Fund's outstanding common stock. For a description of the Millenco's direct or indirect interests in the Fund, we refer you to Millenco's filings on Schedule 13D which can be obtained from the SEC's website, www.sec.gov.

     o Millenco has filed its definitive proxy statement with the Securities and Exchange Commission, and it will file additional solicitation material with the SEC in the future. SHAREHOLDERS SHOULD READ SUCH PROXY STATEMENT AND OTHER SOLICITATION MATERIAL CAREFULLY BECAUSE IT CONTAINS AND WILL CONTAIN IMPORTANT INFORMATION. MILLENNIUM'S DEFINITIVE PROXY STATEMENT IS AVAILABLE THE AT SEC'S WEBSITE AT www.sec.gov AND IS AVAILABLE ON THIS WEBSITE, WHICH IS WWW.MEVCSHAREHOLDERS.COM. ANY AND ALL PROXY STATEMENTS AND OTHER MATERIAL FILED IN CONNECTION WITH THE SHAREHOLDERS MEETING WILL BE AVAILABLE, FOR FREE, AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE WWW.SEC.GOV AND AT THIS WEBSITE. IN ADDITION, MILLENCO WILL MAKE AVAILABLE WITHOUT CHARGE, VIA E-MAIL, ANY PROXY STATEMENT OR OTHER SOLICITATION MATERIAL IT MIGHT ISSUE, TO SHAREHOLDERS WHO REQUEST IT BY CONTACTING US AT: MEVCSHAREHOLDERS@YAHOO.COM.

     o The statements on this website may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. In particular, statements on this website that state the intentions, beliefs, expectations, strategies, predictions of Millennium or its nominees for directors with respect to the Fund and its operations, or any other statements relating to the Fund's future activities or other future events or conditions are "forward-looking statements." Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors, as well as general economic conditions, which are difficult to predict and any one or more of which could cause actual results to differ materially from those stated in such statements. Any forward-looking statements speak only as of the date on which the material is posted to this website, and Millennium does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of such information is posted on this website. Information on any website other than this website does not constitute material posted by Millennium on this website. Articles on this website that appear in newspapers and other printed or on-line publications represent the views of the authors of the articles, and Millennium does not take any responsibility for any statements contained in those articles.

AFTER REVIEWING THE ABOVE INFORMATION, CLICK HERE TO VIEW INFORMATION ON THIS
-----------------------------------------------------------------------------
WEBSITE >>
----------

BARRON'S ONLINE
MONDAY, FEBRUARY 10, 2003

Follow up

MCV ADVENTURE

SEC takes a closer look

The battle for MVC Capital, the closed-end fund once known as meVC, is getting nastier. As last week's Fund of Information column(4) detailed, shareholders at MVC Capital's Feb. 28 annual meeting will choose from two slates seeking control of the fund's board. Leading one slate is CEO John Grillos; heading the other is Robert Knapp, a managing director at New York-based Millennium Partners.

The past week brought several new twists. On Friday, an MVC spokesman confirmed that the SEC is conducting a "routine investigation" relating to MVC's decision last year to internalize the fund's management. A year ago, holders voted against renewing a management contract with an affiliate of fund founder Draper Fisher Jurvetson, through which Grillos had been running the fund. But rather than find a new adviser, the MVC board in a controversial move chose to run the portfolio internally. Opting to keep the status quo, the board named Grillos portfolio manager, heightening bitterness between him and critics.

[Price Chart of MVC stock]

Meanwhile, the SEC last week began a formal investigation of the financial reporting practices at SmartForce, a company for which Grillos served as chief operating officer in 1998 and 1999, and as a director until September 2001. SkillSoft, a Nashua, N.H., company that later acquired SmartForce, last week said the SEC is examining financial disclosure and accounting practices at SmartForce from 1999 through June 2002. SkillSoft, which previously said it would restate earnings for the relevant period, said the commission is examining compliance with SEC filing requirements and "the conduct of those responsible for such matters." Grillos also has been named in at least one related shareholder suit. There's no mention of the SmartForce probe in MVC's proxy materials. A MVC spokesperson says that after checking with the SEC, the fund found no need to disclose the information.

On Thursday, MVC filed suit in federal court in New York alleging securities-law violations by Millennium, which holds a 6.7% stake, and Karpus Investment Management with a 3.8% stake. MVC contends Millennium and Karpus improperly acted in concert, including timing purchases to avoid competing for shares. The suit also alleges violations of "anti-pyramiding" laws restricting investment companies from owning more than 3% of other investment companies. Both Karpus and Millennium say the suit is meritless. Knapp calls it "a transparent attempt to obstruct shareholders' right to vote, and a shameful waste of shareholder resources."

It's true that MVC's cash is dwindling: In the past week, according to MVC's Website, the total has dropped by $3.2 million, to $114.9 million. Whether that cash went to new investments -- or to lawyers -- wasn't clear.

                             YOUR VOTE IS IMPORTANT!

HOW TO VOTE YOUR SHARES BY PROXY

You may direct your vote without attending the MVC Capital Annual Meeting, by granting a proxy. We urge you to vote by proxy promptly, even if you plan on attending the Annual Meeting.

o IF YOUR SHARES ARE HELD IN "STREET-NAME," I.E., THROUGH A BANK OR BROKER, only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please sign, date and return the GREEN proxy card to your bank or broker, in the postage-paid envelope provided. We recommend that you also contact the person responsible for your account to ensure that a GREEN proxy card is voted on your behalf.

o IF YOUR SHARES ARE HELD IN YOUR OWN NAME, please sign, date and return the GREEN proxy card and return it in the postage-paid envelope provided.

Please sign, date and return each GREEN card you receive, to ensure that all your shares are represented at the Meeting. Your vote will only be counted once.

If you have inadvertently signed a white card sent to you by MVC, you have every right to change your vote. Simply sign, date and return a GREEN proxy card. Only your latest-dated, validly executed card counts.

HOW TO VOTE AT THE MEETING

You may also vote in person at the Meeting on February 28, 2003.

o IF YOUR SHARES ARE HELD IN "STREET-NAME," I.E., THROUGH A BANK OR BROKER, you must obtain a signed proxy (known as a "legal proxy") from the record holder (your bank or broker) giving you the right to vote the shares. You must present the legal proxy at the Meeting, and may be asked to also provide photo identification.

o IF YOUR SHARES ARE HELD IN YOUR OWN NAME, you may vote in person at the meeting, even if you have previously voted by proxy. You may be asked to provide photo identification.

 WE URGE YOU NOT TO SIGN ANY WHITE PROXY CARD YOU MAY RECEIVE FROM MVC CAPITAL,
    EVEN AS A PROTEST VOTE AGAINST THE MVC NOMINEES. TO VOTE FOR THE MILLENCO
         SLATE, PLEASE SIGN, DATE AND RETURN ONLY THE GREEN PROXY CARD.

================================================================================
            IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR SHARES,
                       PLEASE CONTACT OUR PROXY SOLICITOR,

                           INNISFREE M&A INCORPORATED

                           TOLL-FREE AT 1-888-750-5834
                (BANKS AND BROKERS CALL COLLECT AT 212-750-5833)
================================================================================

                           Millenco, L.P. Solicitation
                     in Opposition to the Board of Directors
                                       of
                                   MVC Capital


                                  February 2003

        FOR ADDITIONAL INFORMATION PLEASE SEE MILLENCO's PROXY MATERIALS
                       FILED WITH THE SEC AND AVAILABLE AT
                            www.mevcshareholders.com

MVC: DISASTROUS RESULTS FOR SHAREHOLDERS
================================================================================

o Share price down from $20 to $8 (prior to Court Order), erasing $200 MILLION in market capitalization.

o    $36 MILLION in aggregate fees and expenses ($2.17 per share).

o    ROIC is -70% versus a an average return for late stage funds of -31%.

o Shareholders defeat renewal of investment advisor contracts by 2-1 margin at April 2002 Annual Meeting.

     -   President and CFO resign in June 2002.

     - Excellent potential advisors rebuffed: same CEO and management team retained, SEC investigates.

     - Chairman and CEO breaches fiduciary duty; entire board of directors resigns EXCEPT CEO.

MVC'S ABYSMAL INVESTMENT PERFORMANCE
================================================================================

o    MVC has dramatically underperformed its peers.

o First Six Months of Fund's existence: $112.85 million invested in 16 companies. As of October 31, 2002, INVESTMENTS IN 7 OF THESE COMPANIES HAD BEEN WRITTEN DOWN TO $0 and the 16 COMPANIES IN TOTAL HAVE BEEN WRITTEN DOWN BY 78.4%.

o ON INVESTED CAPITAL COMMITTED SINCE LAUNCH, MVC HAS PRODUCED AN RETURN OF -70.0%, INCLUDING FEES AND EXPENSES. The Private Equity Performance Index for late stage funds, (PEPI), produced by the National Venture Capital Association (NVCA) produced a return of -30.9%.

o    RETURN ON REALIZED INVESTMENTS HAS BEEN A STUNNING -79.2%.

MVC'S ABYSMAL INVESTMENT PERFORMANCE
================================================================================

                PERFORMANCE OF ALL REALIZED INVESTMENTS TO DATE

--------------------------------------------------------------------------------
                                                               REALIZED
COMPANY                       COST          REALIZED LOSS       RETURN
InfoUSA                   $10,000,000        $ 3,300,000        -33.0%
EXP Systems               $10,000,000        $ 8,000,000        -80.0%
Personic                  $10,760,460        $10,760,460       -100.0%
InfoImage                 $ 2,356,690        $ 2,356,690       -100.0%
IQDestination             $ 3,520,000        $ 3,520,000       -100.0%
Annuncio                  $ 5,000,000        $ 3,400,000        -68.0%
MediaPrise                $ 2,000,000        $ 2,000,000       -100.0%
ShopEaze                  $ 6,000,000        $ 6,000,000       -100.0%
-------------------       -----------        -----------       -------
TOTAL                     $49,637,150        $39,337,150        -79.2%
--------------------------------------------------------------------------------

MVC'S ABYSMAL INVESTMENT PERFORMANCE
================================================================================

                                    DATAPLAY

                                   Investment Record
                                   -----------------

June 2001:          $ 7,500,000    Equity
May  2002:          $ 2,000,000    Convertible Note
June 2002:          $   500,000    Convertible Note
June 2002           $ 1,000,000    Convertible Note
August 2002:        $   200,000    Convertible Note
August 2002:        $   400,000    Convertible Note
August 2002:        $   200,000    Convertible Note
Sept 2002:          $   200,000    Convertible Note
                    -----------
TOTAL               $12,000,000


CEO Grillos wrote on August 26, 2002 to shareholders:

"this month I would like to talk about DataPlay, a Boulder Colorado-based portfolio company that I am particularly excited about."

o On July 31, 2002 the Valuation Committee of MVC wrote Equity investment DOWN 66% from $7,500,000 to $2,500,000.

o On October 10, 2002 the Valuation Committee further wrote down the Equity investment to a value of $0.

o On October 30, 2002 the Valuation Committee wrote down the collective value of the Convertible Notes by 50% from $4,000,000 to $2,000,000.

o    On November 20, 2002 DataPlay filed for BANKRUPTCY under Chapter 11.

o In December 2002 Boulder newspapers reported that the Bankruptcy Court had received a bid for DataPlay's assets in the amount of $1.3 million.

MVC'S DEPLORABLE CORPORATE GOVERNANCE
================================================================================

o MVC disregards 2-1 shareholder vote, "internalizes management", and retains same management team, prompting SEC investigation.

o Delaware Chancery Court rules that election of directors at both 2001 and 2002 Annual Meetings was procured by the use of "materially false and misleading" proxy materials.

o Management attempt at self-dealing also uncovered during Delaware court case: CEO proposed MVC support of failing private investment.

o MVC dramatically increases rate of investment, drawing down nearly $20 million in cash the week following Court opinion.

o SmartForce PLC restates earnings, MVC CEO Grillos, also a SmartForce director, named in class action lawsuits. SEC orders formal order of investigation.

MVC'S DEPLORABLE CORPORATE GOVERNANCE
================================================================================

               eVINEYARD: SELF DEALING AND CONFLICTS OF INTEREST

JOHN GRILLOS:     CHAIRMAN         MAY 1999 - NOV 2001
                  DIRECTOR         MAY 1999 - JAN 2002
         PERSONAL INVESTMENT:                 $256,000
         ITECH VENTURES INVESTMENT:         $1,474,000
         OSPREY INVESTMENT:                 $1,500,000

LARRY GERHARD:    CEO MAY 1999 - JANUARY 2002
                  CHAIRMAN JANUARY 2002 -

HAROLD HUGHES:    COO, PRESIDENT JUNE 1999 - MARCH 2002
                  DIRECTOR MAY 1999 -

"The Fund would end up owning eVineyard stock in a deal that essentially boils down to a straight purchase of eVineyard stock [for $1 million] despite machinations created to make it look otherwise...Even if this transaction is legal (which is questionable at this juncture), the appearance of conflict is so great that we at meVC Advisors do not wish for this deal to go forward."

                         CFO Paul Wozniak, November 2001

o January 2002, eVineyard was recapitalized, and its original equity investors suffered a virtually complete loss of its capital.

o The San Jose Mercury News reported: "[T]he online wine retailer's books for the past two years simply weren't there. The auditors had thrown up their hands in despair. The creditors were suing. And the former chief financial officer was nowhere to be found."

MVC'S DEPLORABLE CORPORATE GOVERNANCE
================================================================================

o "It is undisputed that no information relating to Grillos's association with eVineyard, Gerhard and Hughes was ever disclosed to the Fund's shareholders." Opinion, page 7.

o "[T]he court's conclusion [is] that the election of directors at both the 2001 and 2002 Annual Meetings was procured by the use of materially false and misleading proxy materials." Opinion, page 16.

                                                                      Judge Lamb
                     Memorandum Opinion and Order, C.A. 19523, December 19, 2002

MVC'S DEPLORABLE CORPORATE GOVERNANCE
================================================================================


                                 MVC TOTAL CASH

                                [GRAPHIC OMITTED]


Graph shows sharp decline in cash position of the fund following the December 19, 2002 court decision ordering new director elections.


Since the Delaware Court ordered new director elections on December 19th, MVC management dramatically accelerated its rate of investment.

MVC'S DEPLORABLE CORPORATE GOVERNANCE
================================================================================

                                   SMARTFORCE

"SmartForce PLC shares plunged 34 percent after the maker of training software said it will restate more than three years of results because of improper revenue recognition." Bloomberg, November 19, 2002.

"SkillSoft PLC, today announced that it is the subject of a formal order of private investigation entered by the Securities and Exchange Commission...SkillSoft understands that the SEC's investigation concerns SmartForce's financial disclosure and accounting during that period, other related matters, compliance with rules governing reports required to be filed with the Commission, and the conduct of those responsible for such matters." SkillSoft PLC, PR Newswire, February 3, 2002.

     - Class action lawsuit announced against SmartForce dba SkillSoft, naming John Grillos as defendant, on December 11, 2002.

     - John Grillos served as director since 1994, as COO and Executive Vice President in 1998, and resigned as director in 2002. MVC IPO documents claimed Grillos ceased executive functions in 1999, but Grillos SIGNED a SmartForce registration statement made October 29, 2001 with the SEC as Executive Vice President and Chief Operating Officer, (available www.SEC.gov).

     - John Grillos served as a member of the audit committee, stock option committee, and compensation committee according to the 1998 SmartForce proxy statement.

     -   No mention of SmartForce made in MVC 2003 proxy statement.

A CLEAR CHOICE
================================================================================



    MILLENCO'S                          MVC'S Abysmal Investment Performance
                                                        And
  Superior Plan                           Deplorable Corporate Governance
                             VS.
       for

Long Term Returns

MILLENCO: SUPERIOR PLAN FOR LONG TERM RETURNS
================================================================================

                                 MANAGERS MATTER

o In the 30 years from 1972 to 2002, the average return for the top quarter of early-stage VC funds was +19.6% while the performance for the bottom quarter was -11.4%, according to Harvard Business School Professor Josh Lerner. February 6, 2003 WSJ: "Something Ventured", by Mark Boslet.

o    Millenco believes MVC's prospects would be bright if management is changed.

o MVC has tax losses by Millenco's estimate of approximately $115 million. A high quality management team could shelter future capital gains and unlock significant value. MILLENCO DOES NOT ADVOCATE LIQUIDATION, BECAUSE LIQUIDATION WOULD ELIMINATE THIS POTENTIAL.

MILLENCO: SUPERIOR PLAN FOR LONG TERM RETURNS
================================================================================

o MVC SHOULD BE RUN AS A MORE TRADITIONAL INVESTMENT COMPANY. Today several companies with the same corporate structure as MVC offer dividend yields in excess of 10% and trade at a PREMIUM to their net asset value, while MVC has a dividend yield of less than 1% and trades at an average 35% discount to net asset value.

o MVC has claimed since inception that it is the first fund to offer venture capital to the public. The reality is rather different. Several public BDCs exist and trade at PREMIUMS to book value. MVC has always traded at a discount to book value.

o The crucial distinction between MVC and other more traditional investment company: DIVERSIFICATION OF PORTFOLIO. MVC's focus on Internet and information technology is too narrow. The portfolio needs a balance of more mature, cash generative companies to achieve a premium valuation.

MILLENCO: SUPERIOR PLAN FOR LONG TERM RETURNS
================================================================================

                                     Price                  Market
Company (Symbol)                    to Book    Yield      Cap ($ mm)
--------------------------------------------------------------------------------
Allied Capital (ALD)                  1.48     11.0%       2,212.2
American Capital Strategies (ACAS)    1.41     11.9%       1,065.8
Gladstone Capital Corp. (GLAD)        1.23      5.4%         160.8
MVC Capital (MVC)                     0.72      0.5%        136.6


o MVC's average discount over the last 12 months has been 35%, giving a price to book ratio of 0.65. In terms of share price, this means that for an NAV of $11.5, MVC's share price is $7.50.

o If MVC's shares moved from 0.7 to 1.2 times book value, this would imply appreciation from $8.1 to $13.9, a gain of 72%.

MILLENCO: SUPERIOR PLAN FOR LONG TERM RETURNS
================================================================================

                               MILLENCO NOMINEES

o GERALD HELLERMAN - a distinguished former public servant and branch chief of the U.S. Securities and Exchange Commission.

o BRUCE W. SHEWMAKER - a seasoned venture capitalist and managing director of Crossbow Ventures Inc.

o GEORGE W. KARPUS -president and chief executive officer of Karpus Management, MVC's third largest shareholder.

o EMILIO A. DOMINIANNI - retired partner of, and currently a consultant to, the law firm of Coudert Brothers LLP.

o ROBERT S. EVERETT - a veteran of crisis management and corporate restructuring.

o TERRY FEENEY - vice chairman and chief operating officer of Millennium Partners, with more than 20 years experience in securities operations.

o ROBERT KNAPP - managing director of Millennium Partners, MVC's largest shareholder.

MILLENCO: SUPERIOR PLAN FOR LONG TERM RETURNS
================================================================================

                              MILLENCO'S PLATFORM

o    Election of New Leadership to restore shareholder value.

     -   Talented Director Nominees.

     -   Diversity of Experience.

     - Large ownership stake: each nominee is also a shareholder, with collectively nearly 100 times the ownership of Mr. Grillos and his nominees.

     -   Sound business plan for improving performance.

     - Unanimous commitment not to serve more than one year without approval by the Fund's shareholders.

o    Approval of Shareholder Proposals.

     - Proposal 4: Recommending that Fund's Board amend by-laws to grant shareholders limited right to call special meetings.

     - Proposal 5: Authorizing self-tender for 25% of shares at 95% of NAV in years where NAV discount exceeds 10%.

o    Implementation of Action Plan.

MILLENCO: SUPERIOR PLAN FOR LONG TERM RETURNS
================================================================================

                             MILLENCO'S ACTION PLAN

o    Appoint interim CEO.

o    Sharply reduce new investments.

o    Contain expenses.

o    Conduct review of portfolio with outside auditor to review NAV.

o Finalize terms of investment advisory agreement with the new investment advisor. Objective of the new Board of Directors is to have agreement finalized by March 7, 2003.

o Schedule special meeting of shareholders for the approval of advisor contract to take place no later than May 15, 2003.

MILLENCO: SUPERIOR PLAN FOR LONG TERM RETURNS
================================================================================

                          MILLENCO'S ACTION PLAN

o    Take all necessary steps to:

     -   Eliminate Classified Board.

     -   Eliminate supermajority voting rights.

     -   Amend by-laws to make it allow shareholders to call special meetings.

MILLENCO: SUPERIOR PLAN FOR LONG TERM RETURNS
================================================================================

                                     SUMMARY

o    New Team

o    New Strategy

o    Lower Operating Costs

o    Lower Risk Portfolio

o    Increased Yield

o    Improved Transparency

o    Sound Corporate Governance

MILLENCO: SUPERIOR PLAN FOR LONG TERM RETURNS
================================================================================
                                   CONCLUSION

The destruction of shareholder value at MVC must be stopped. It is time to elect a talented, experienced, and committed Board, and to retain a premier investment advisor for future long term growth.



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





                                    APPENDIX

MILLENCO NOMINEES
================================================================================

o GERALD HELLERMAN, 65, has been a distinguished public servant and was a branch chief of the Securities and Exchange Commission. Currently he is the principal of Hellerman Associates, a financial and corporate consulting firm he founded in 1993. Present clients include the U.S. Department of Justice and the National Oceanic and Atmospheric Administration, a unit of the U.S. Department of Commerce. Mr. Hellerman served with the SEC as a financial analyst from 1962 until 1967 and a branch chief from 1967 to 1972. From 1972 until 1976 he served as special financial advisor to the United States Senate Subcommittee on Antitrust and Monopoly, and from 1976 until 1993 he was chief financial analyst of the Antitrust Division of the U.S. Department of Justice.

o ROBERT C. KNAPP, 36, is a managing director of Millennium Partners. Mr. Knapp specializes in identifying undervalued assets and turnaround situations. He successfully led Millennium's effort to restructure the International Biotechnology Trust in 2000, which was supported by over 66% of shareholders and resulted in the recovery by the fund of over $1 million in share options improperly taken by then current management. Mr. Knapp also helped design the debt restructuring of Ashanti Goldfields in 2002, which led to dramatic improvement in liquidity and contributed to a threefold appreciation of the shares from 2001 to 2002.


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

MILLENCO NOMINEES
================================================================================

o BRUCE W. SHEWMAKER, 57, is a vice president of Crossbow Venture Partners Corp., the general partner of Crossbow Venture Partners LP, a licensed small business investment company, a position he has held since co-founding Crossbow in 1999. Crossbow is responsible for $160 million in capital commitments. From 1999 until 2001, he was a managing director of E*Offering Corp., an investment banking firm which merged into Wit SoundView Group in 2000. From 1997 to 1998, he was president and a director of the U.S. Russia Investment Fund, Inc., an international private equity and debt fund with $440 million in committed capital from the US government. Mr. Shewmaker is a director of three companies in which Crossbow Equity Partners or its affiliates has an investment - Berdy Medical Systems, Inc., eMotion, Inc., and ResQNet.com, Inc. During the past five years he also served as a director of Atlantis Technologies, Inc., and Direct Capital Markets, Inc. Mr. Shewmaker is also a co-founder and director of Infrared Imaging Systems, Inc.

o GEORGE W. KARPUS, 56, is president and chief executive officer of Karpus Management, Inc. d/b/a Karpus Investment Management, a registered investment advisor with approximately $700 million under management that he founded in 1986. Karpus Investment Management specializes in investing in closed-end funds and its portfolio includes approximately $400 million of investments in closed-end investment companies.

MILLENCO NOMINEES
================================================================================

o EMILIO A. DOMINIANNI, 71, is a retired partner of, and is currently a consultant to, the law firm of Coudert Brothers LLP, where he was a partner concentrating in corporate finance, acquisitions and corporate taxation matters, from 1965 until 1997, during which time he served on Coudert's Executive Committee for 10 years, and served as special counsel from 1998 until 2001. He is also a consultant to Air Liquide America Corp., an industrial gas corporation. Mr. Dominianni is director and secretary of American Air Liquide, Inc. and Air Liquide International Corp, and a director of Mouli Manufacturing Corp., a kitchen utensil supply company. Mr. Dominianni is a certified public accountant. He served as a staff sergeant in the United States Army in 1950 and 1951 and fought in the Korean war.

o TERRY FEENEY, 45, is vice chairman and chief operating officer of Millennium Partners, positions he has held since June 2001. From May 1994 until June 2001, he was a managing director and chief administrative officer of Millennium Partners. Prior to joining Millennium Partners, Mr. Feeney was an audit partner in the financial services division of Ernst & Young, LLP, specializing in broker dealers. Mr. Feeney is a CPA and member of the American Institute of Certified Public Accountants and the Securities Industry Association.

MILLENCO NOMINEES
================================================================================

o ROBERT S. EVERETT, 39, is a managing director of Everett & Solsvig, Inc., a firm that assists equity and debt holders who own positions in troubled companies, that he co-founded in 2001. He is currently serving as chief restructuring officer of Cornerstone Propane Partners, L.P., a propane distribution company. Everett & Solsvig was retained to manage the company and help assess its strategic alternatives. Prior to forming Everett & Solsvig, Mr. Everett was a founder of Kulen Capital, L.P., a middle market private investment fund. Kulen Capital was formed in 1997 to purchase investments in eight companies from Merrill Lynch Capital Corp. While at Kulen Capital, Mr. Everett refinanced senior debt holdings, restructured mezzanine investments and executed add-on acquisitions. Prior to joining Kulen Capital, Mr. Everett was a vice president at Merrill Lynch Capital Corp., where he was responsible for managing debt and equity investments in the firm's $1.2 billion, 60 company portfolio. Mr. Everett represented Merrill Lynch Capital Corp. on eleven company boards, and specialized in the oversight of workout and turnaround situations.

IMPORTANT INFORMATION
================================================================================

To the extent that the foregoing release may be considered a "solicitation," as defined by SEC regulations, such solicitation is being made by Millenco. L.P., a Delaware limited partnership, which is a broker-dealer and member of the American Stock Exchange. The general partner of Millenco is Millennium Management, LLC, a Delaware limited liability company. The sole manager of Millennium Management, LLC is Israel A. Englander. The principal office of Millenco, Millennium and Mr. Englander is 666 Fifth Avenue, New York, New York 10103.

For a description of the Millenco's direct or indirect interests in the Fund, we refer you to Millenco's filings on Schedule 13D which can be obtained from the SEC's website, www.sec.gov.

Millenco, L.P. has filed its definitive proxy statement with the Securities and Exchange Commission, and it will file additional solicitation material with the SEC in the future. SHAREHOLDERS SHOULD READ SUCH PROXY STATEMENT AND OTHER SOLICITATION MATERIAL CAREFULLY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. ANY AND ALL PROXY STATEMENTS AND OTHER MATERIAL FILED IN CONNECTION WITH THE SHAREHOLDERS MEETING WILL BE AVAILABLE, FOR FREE, AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE WWW.SEC.GOV AND AT WWW.MEVCSHAREHOLDERS.COM. IN ADDITION, MILLENCO WILL MAKE AVAILABLE WITHOUT CHARGE, VIA EMAIL, ANY PROXY STATEMENT OR OTHER SOLICITATION MATERIAL IT MIGHT ISSUE, TO SHAREHOLDERS WHO REQUEST IT BY CONTACTING US AT: MEVCSHAREHOLDERS@YAHOO.COM.

The statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. In particular, statements in this press release that state the intentions, beliefs, expectations, strategies, predictions of Millennium or its nominees for directors with respect to the Fund and its operations, or any other statements relating to the Fund's future activities or other future events or conditions are "forward-looking statements." Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors, as well as general economic conditions, which are difficult to predict and any one or more of which could cause actual results to differ materially from those stated in such statements. Any forward-looking statements speak only as of the date on which the material is released, and Millennium does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of such information is released.




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